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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2012

PRINCIPAL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation)	1-16725 (Commission File Number)	42-1520346 (IRS Employer Identification No.)

711 High Street, Des Moines, Iowa 50392
(Address of principal executive offices)
(Zip Code)

(515) 247-5111
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

        The following risk factors that could affect Principal Financial Group, Inc.'s business, financial condition, operating results and prospects are being added to the disclosures in its Registration Statement on Form S-3 (File No. 333-174438). The risk factors listed below should be read in conjunction with Principal Financial Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. The risk factors, in substantially the form included in the prospectus supplement of Principal Financial Group, Inc. filed on the date hereof, are as follows:

RISK FACTORS

        Unless otherwise indicated, or the context otherwise requires, references to "Principal," the "Company," "we," "us," and "our" or similar terms are to Principal Financial Group, Inc. and its subsidiaries and references to "Principal Life" are to Principal Life Insurance Company.

 Risks Related to Our Business

Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs, as well as our access to capital and cost of capital.

        Since mid-2007, the capital and credit markets have been experiencing extreme volatility, uncertainty and disruption. Our results of operations, financial condition, cash flows and statutory capital position could be materially adversely affected by continued volatility, uncertainty and disruption in the capital and credit markets.

        We maintain a level of cash and securities which, combined with expected cash inflows from investments and operations, is believed adequate to meet anticipated short-term and long-term benefit and expense payment obligations. However, withdrawal and surrender levels may differ from anticipated levels for a variety of reasons, such as changes in economic conditions or changes in our claims paying ability and financial strength ratings. For additional information regarding our exposure to interest rate risk and the impact of a downgrade in our financial strength ratings, see "—Changes in interest rates or credit spreads may adversely affect our results of operations, financial condition and liquidity, and our net income can vary from period-to-period" and "—A downgrade in our financial strength or credit ratings may increase policy surrenders and withdrawals, reduce new sales and terminate relationships with distributors, impact existing liabilities and increase our cost of capital, any of which could adversely affect our profitability and financial condition." In the event our current internal sources of liquidity do not satisfy our needs, we may have to seek additional financing and, in such case, we may not be able to successfully obtain additional financing on favorable terms, or at all. The availability of additional financing will depend on a variety of factors such as market conditions, the general availability of credit, the volume of trading activities, the overall availability of credit to the financial services industry, our credit ratings and credit capacity, as well as customers' or lenders' perception of our long- or short-term financial prospects. Similarly, our access to funds may be impaired if regulatory authorities or rating agencies take negative actions against us.

        Disruptions, uncertainty or volatility in the capital and credit markets may limit our access to capital required to operate our business, most significantly our insurance operations. Such market conditions may limit our ability to replace, in a timely manner, maturing liabilities; satisfy statutory capital requirements; fund redemption requests on insurance or other financial products; generate fee income and market-related revenue to meet liquidity needs and access the capital necessary to grow our business. As such, we may be forced to delay raising capital, issue shorter tenor securities than we prefer, utilize available internal resources or bear an unattractive cost of capital, which could decrease our profitability and significantly reduce our financial flexibility and liquidity.

        For further discussion on liquidity risk management, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

Continued difficult conditions in the global capital markets and the economy generally may materially and adversely affect our business and results of operations.

        Our results of operations are materially affected by conditions in the global capital markets and the economy generally, both in the U.S. and elsewhere around the world. Recently, concerns over the slow economic recovery, the level of U.S. national debt and structural deficits, the European sovereign debt crisis, the U.S. mortgage market, inflation levels, energy costs and geopolitical issues have contributed to increased volatility and diminished expectations for the economy and the markets going forward. These factors, combined with volatile oil prices, reduced business and consumer confidence and continued high unemployment, have negatively impacted the U.S. economy. Initially, the concerns on the part of market participants were focused on the subprime segment of the mortgage-backed securities market. However, these concerns expanded to include a broad range of mortgage- and asset-backed and other fixed income securities, including those rated investment grade, the U.S. and international credit and interbank money markets, generally, and a wide range of financial institutions and markets, asset classes and sectors. Although liquidity has improved, the market for fixed income instruments has continued to experience some price volatility, credit downgrade events and elevated probabilities of default. Our assets under management and revenues may decline in such circumstances and our profit margins could erode. In addition, in the event of extreme prolonged market events, such as the global credit crisis, we could incur significant losses. Even in the absence of a market downturn, we are exposed to substantial risk of loss due to market volatility.

        Factors such as consumer spending, business investment, government spending, the volatility and strength of the capital markets, investor and consumer confidence and inflation levels all affect the business and economic environment and, ultimately, the amount and profitability of our business. In an economic downturn characterized by higher unemployment, lower family income, lower corporate earnings, lower business investment, negative investor sentiment and lower consumer spending, the demand for our financial and insurance products could be adversely affected. In addition, we may experience an elevated incidence of claims and lapses or surrenders of policies. Our policyholders may choose to defer paying insurance premiums or stop paying insurance premiums altogether. In addition, reductions in employment levels of our existing employer customers may result in a reduction in membership levels and premium income for our specialty benefits products. Participants within the retirement plans for which we provide administrative services may elect to reduce or stop their payroll deferrals to these plans, which would reduce assets under management and revenues. In addition, reductions in employment levels may result in a decline in employee deposits into retirement plans. Adverse changes in the economy could affect net income negatively and could have a material adverse effect on our business, results of operations and financial condition.

Continued volatility or further declines in the equity markets could reduce our assets under management and may result in investors withdrawing from the markets or decreasing their rates of investment, all of which could reduce our revenues and net income.

        Domestic and international equity markets experienced severe declines and heightened volatility in 2008 and early 2009. Although equity markets have been recovering, equity values still remain below the values achieved in 2007. Because the revenues of our asset management and accumulation businesses are, to a large extent, based on the value of assets under management, a decline in domestic and global equity markets will decrease our revenues. Turmoil in these markets could lead investors to withdraw from these markets, decrease their rates of investment or refrain from making new investments, which may reduce our net income, revenues and assets under management.

        For further discussion on equity risk management, see "Quantitative and Qualitative Disclosures About Market Risk—Equity Risk" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

Changes in interest rates or credit spreads may adversely affect our results of operations, financial condition and liquidity, and our net income can vary from period-to-period.

        We are exposed to significant financial and capital markets risk, including changes in interest rates, credit spreads, equity prices, real estate values, foreign currency exchange rates, market volatility, the performance of the economy in general, the performance of the specific obligors included in our portfolio and other factors outside our control. Our exposure to interest rate risk relates primarily to the market price and cash flow variability associated with changes in interest rates. A rise in interest rates would increase unrealized losses in our investment portfolio and, if long-term interest rates rise dramatically within a six to twelve month time period, certain segments of our life insurance and annuities businesses may be exposed to disintermediation risk. Disintermediation risk refers to the risk that our policyholders may surrender their contracts in a rising interest rate environment, requiring us to liquidate assets in an unrealized loss position. Due to the long-term nature of the liabilities associated with certain segments of our life insurance businesses, sustained declines in long-term interest rates may subject us to reinvestment risks and increased hedging costs. In other situations, declines in interest rates may result in increasing the duration of certain life insurance liabilities, creating asset and liability duration mismatches.

        Our investment portfolio also contains interest rate sensitive instruments, such as fixed income securities, which may be adversely affected by changes in interest rates from governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. A rise in interest rates would increase unrealized losses in our investment portfolio, offset by our ability to earn higher rates of return on funds reinvested. Conversely, a decline in interest rates would decrease the net unrealized loss position of our investment portfolio, offset by lower rates of return on funds reinvested. Although we take measures to manage the economic risks of investing in a changing interest rate environment, we may not be able to mitigate the interest rate risk of our assets relative to our liabilities.

        Our exposure to credit spreads primarily relates to market price variability and reinvestment risk associated with changes in credit spreads. A widening of credit spreads would increase unrealized losses in our investment portfolio, would increase losses associated with credit-based derivatives we have sold that do not qualify or have not been designated for hedge accounting where we assume credit exposure and, if issuer credit spreads increase as a result of fundamental credit deterioration, would likely result in higher other-than-temporary impairments. Credit spread tightening will reduce net investment income associated with new purchases of fixed maturities. Credit spread tightening may also cause an increase in the reported value of certain liabilities that are valued using a discount rate that reflects our own credit spread. In addition, market volatility may make it difficult to value certain of our securities if trading becomes less frequent. As such, valuations may include assumptions or estimates that may have significant period-to-period changes from market volatility, which could have a material adverse effect on our results of operations or financial condition. Continuing challenges include continued weakness in the U.S. residential and commercial real estate market and increased mortgage delinquencies, investor anxiety over the U.S. economy, rating agency downgrades of various structured products and financial issuers, unresolved issues with structured investment vehicles and monolines, deleveraging of financial institutions and hedge funds and a serious dislocation in the inter-bank market. If significant, continued volatility, changes in interest rates, changes in credit spreads and defaults, a lack of pricing transparency, market liquidity, declines in equity prices, declines in inflation-adjusted investments and the strengthening or weakening of foreign currencies against the U.S. dollar, individually or in tandem, could continue to have a material adverse effect on our results of operations, financial condition or cash flows through realized losses, impairments and changes in unrealized positions.

Our investment portfolio is subject to several risks that may diminish the value of our invested assets and the investment returns credited to customers, which could reduce our sales, revenues, assets under management and net income.

  An increase in defaults or write-downs on our fixed maturities portfolio may reduce our profitability.

        We are subject to the risk that the issuers of the fixed maturities we own will default on principal and interest payments, particularly if a major downturn in economic activity occurs. As of June 30, 2012, our U.S. investment operations held $47.1 billion of fixed maturities, or 76% of total U.S. invested assets, of which approximately 7.1% were below investment grade, including $534.8 million, or 1.1% of our total fixed maturities which we classified as either "problem," "potential problem" or "restructured."

        Our U.S. fixed maturities portfolio includes securities collateralized by residential and commercial mortgage loans. As of June 30, 2012, our U.S. investment operations held $4.6 billion of residential mortgage-backed securities, of which $3.4 billion are Government National Mortgage Association, Federal National Mortgage Association or Federal Home Loan Mortgage Corporation pass-through securities, and $3.7 billion of commercial mortgage-backed securities, which represent in combination 18% of our total fixed maturities portfolio. For residential mortgage-backed securities, prepayment speeds, changes in mortgage delinquency or recovery rates, credit rating changes by rating agencies, changes in property values underlying the loans and the quality of service provided by service providers on securities in our portfolios could lead to write-downs on these securities. For commercial mortgage-backed securities, changes in mortgage delinquency or default rates, interest rate movements, credit quality and vintage of the underlying loans, changes in property values underlying the loans and credit rating changes by rating agencies could result in write-downs of those securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Investments—U.S. Investment Operations—Fixed Maturities" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

        As of June 30, 2012, the international investment operations of our fully consolidated subsidiaries held $3.5 billion of fixed maturities, or 63%, of total international invested assets, of which 16% are government bonds. Some non-government bonds have been rated on the basis of the issuer's country credit rating. However, the ratings relationship between national ratings and global ratings is not linear with the U.S. The starting point for national ratings differs by country, which makes the assessment of credit quality more difficult. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Investments—International Investment Operations" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. An increase in defaults on our fixed maturities portfolio could harm our financial strength and reduce our profitability.

  An increased rate of delinquency and defaults on our commercial mortgage loans, especially those with amortizing balloon payments, may adversely affect our profitability.

        Our commercial mortgage loan portfolio faces both delinquency and default risk. Commercial mortgage loans of $9.8 billion represented 14% of our total invested assets as of June 30, 2012. As of June 30, 2012, there were no loans that were in the process of foreclosure. The performance of our commercial mortgage loan investments, however, may fluctuate in the future. An increase in the delinquency rate of, and defaults under, our commercial mortgage loan portfolio could harm our financial strength and decrease our profitability.

        As of June 30, 2012, approximately $8.2 billion, or 84%, of our commercial mortgage loans before valuation allowance had amortizing balloon payment maturities. A balloon maturity is a loan with larger dollar amounts of payments becoming due in the later years of the loan. The default rate on commercial mortgage loans with balloon payment maturities has historically been higher than for commercial mortgage loans with standard repayment schedules. Since most of the principal is repaid at maturity, the amount of loss on a default is generally greater than on other commercial mortgage loans. An increase in defaults on such loans as a result of the foregoing factors could harm our financial strength and decrease our profitability.

  We may have difficulty selling our privately placed fixed maturities, commercial mortgage loans and real estate investments because they are less liquid than our publicly traded fixed maturities.

        We hold certain investments that may lack liquidity, such as privately placed fixed maturities, commercial mortgage loans and real estate investments. These asset classes represented approximately 38% of the value of our invested assets as of June 30, 2012.

        If we require significant amounts of cash on short notice, we may have difficulty selling these investments in a timely manner, be forced to sell them for less than we otherwise would have been able to realize or both. The reported value of our relatively illiquid types of investments, our investments in the asset classes described above and, at times, our high quality, generally liquid asset classes, do not necessarily reflect the lowest possible price for the asset. If we were forced to sell certain of our assets in the current market, there can be no assurance that we will be able to sell them for the prices at which we have recorded them and we may be forced to sell them at significantly lower prices.

  The impairment of other financial institutions could adversely affect us.

        We use derivative instruments to hedge various risks we face in our businesses. See "Quantitative and Qualitative Disclosures About Market Risk" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. We enter into a variety of derivative instruments, including interest rate swaps, interest rate collars, swaptions, futures, currency swaps, currency forwards, credit default swaps, options and total return swaps, with a number of counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks and other investment funds and other institutions. For transactions where we are in-the-money, we are exposed to credit risk in the event of default of our counterparty. We establish collateral agreements with nominal thresholds for a large majority of our counterparties to limit our exposure. However, our credit risk may be exacerbated when the collateral held by us cannot be realized or is liquidated at prices not sufficient to recover the full amount of the loan or derivative exposure. With regard to our derivative exposure, we have over-collateralization requirements on the portion of collateral we hold, based on the risk profile of the assets posted as collateral. We also have exposure to these financial institutions in the form of unsecured debt instruments and equity investments. Such losses or impairments to the carrying value of these assets may materially and adversely affect our business and results of operations.

  Our requirements to post collateral or make payments related to declines in market value of specified assets may adversely affect our liquidity and expose us to counterparty credit risk.

        Many of our derivative transactions with financial and other institutions specify the circumstances under which the parties are required to post collateral. The amount of collateral we may be required to post under these agreements may increase under certain circumstances, which could adversely affect our liquidity. In addition, under the terms of some of our transactions we may be required to make payment to our counterparties related to any decline in the market value of the specified assets. Such payments could have an adverse effect on our liquidity. Furthermore, with respect to any such payments, we will have unsecured risk to the counterparty as these amounts are not required to be segregated from the counterparty's other funds, are not held in a third-party custodial account, and are not required to be paid to us by the counterparty until the termination of the transaction.

  Environmental liability exposure may result from our commercial mortgage loan portfolio and real estate investments.

        Liability under environmental protection laws resulting from our commercial mortgage loan portfolio and real estate investments may harm our financial strength and reduce our profitability. Under the laws of several states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of cleanup. In some states, this kind of lien has priority over the lien of an existing mortgage against the property, which would impair our ability to foreclose on that property should the related loan be in default. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, we may be liable for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property securing a mortgage loan held by us, if our agents or employees have become sufficiently involved in the hazardous waste aspects of the operations of the related obligor on that loan, regardless of whether or not the environmental damage or threat was caused by the obligor. We also may face this liability after foreclosing on a property securing a mortgage loan held by us. This may harm our financial strength and decrease our profitability.

  Regional concentration of our commercial mortgage loan portfolio in California may subject us to economic downturns or losses attributable to earthquakes in that state.

        Commercial mortgage lending in the state of California accounted for 19%, or $1.9 billion, of our commercial mortgage loan portfolio as of June 30, 2012. Due to this concentration of commercial mortgage loans in California, we are exposed to potential losses resulting from the risk of an economic downturn in California as well as to catastrophes, such as earthquakes, that may affect the region. While we generally do not require earthquake insurance for properties on which we make commercial mortgage loans, we do take into account property specific engineering reports, construction type and geographical concentration by fault lines in our investment underwriting guidelines. If economic conditions in California do not improve or continue to deteriorate or catastrophes occur, we may in the future experience delinquencies or defaults on the portion of our commercial mortgage loan portfolio located in California, which may harm our financial strength and reduce our profitability.

Our valuation of fixed maturities and equity securities may include methodologies, estimations and assumptions which are subject to differing interpretations and could result in changes to investment valuations that may materially adversely affect our results of operations or financial condition.

        Fixed maturities and equity securities reported at fair value on our consolidated statements of financial position represented the majority of our total cash and invested assets. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three levels. The level in the fair value hierarchy is based on the priority of the inputs to the respective valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). An asset or liability's classification within the fair value hierarchy is based on the lowest level of significant input to its valuation.

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  Level 1: Fair values are based on unadjusted quoted prices in active markets for identical assets or liabilities.

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  Level 2: Fair values are based on inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly.

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  Level 3: Fair values are based on at least one significant unobservable input for the asset or liability.

        Excluding separate account assets, as of June 30, 2012, 1%, 98% and 1% of our net assets and liabilities reported at fair value represented Level 1, Level 2 and Level 3, respectively. Our Level 1 assets and liabilities primarily include exchange traded equity securities, mutual funds and U.S. Treasury bonds. Our Level 2 assets and liabilities primarily include fixed maturities (including public and private bonds), equity securities, over-the-counter derivatives and other investments for which public quotations are not available but that are priced by third-party pricing services or internal models using substantially all observable inputs. Our Level 3 assets and liabilities include certain fixed maturities, private equity securities, commercial mortgage loan investments and obligations of consolidated variable interest entities for which the fair value option was elected, complex derivatives and embedded derivatives. Level 3 securities contain at least one significant unobservable market input and as a result considerable judgment may be used in determining the fair values. These fair values are generally obtained through the use of valuation models or methodologies using at least one significant unobservable input or broker quotes. Prices provided by independent pricing services or independent broker quotes that are used in the determination of fair value can vary for a particular security.

        For additional information on our valuation methodology, see "Financial Statements, Notes to Consolidated Financial Statements, Note 9, Fair Value Measurements" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

        During periods of market disruption including periods of significantly rising or high interest rates, rapidly widening credit spreads or illiquidity, it may be difficult to value certain of our securities, for example collateralized mortgage obligations and collateralized debt obligations, if trading becomes less frequent and/or market data becomes less observable. There may be certain asset classes that were in active markets with significant observable data that become illiquid due to the current financial environment. In such cases, more securities may fall to Level 3 and thus require more subjectivity and management judgment. As such, valuations may include inputs and assumptions that are less observable or require greater estimation as well as valuation methods that require greater estimation, which could result in values that are different from the value at which the investments may be ultimately sold. Further, rapidly changing credit and equity market conditions could materially impact the valuation of securities as reported within our consolidated financial statements and the period-to-period changes in value could vary significantly. Decreases in value may have a material adverse effect on our results of operations or financial condition.

The determination of the amount of allowances and impairments taken on our investments requires estimations and assumptions which are subject to differing interpretations and could materially impact our results of operations or financial position.

        The determination of the amount of allowances and impairments vary by investment type and is based upon our periodic evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. There can be no assurance that our management has accurately assessed the level of impairments taken and allowances reflected in our financial statements. Furthermore, additional impairments may need to be taken or allowances provided for in the future. Historical trends may not be indicative of future impairments or allowances.

        Additionally, our management considers a wide range of factors about the instrument issuer and uses their best judgment in evaluating the cause of the decline in the estimated fair value of the instrument and in assessing the prospects for recovery. Inherent in management's evaluation of the security are assumptions and estimates about the operations of the issuer and its future earnings potential. For further information regarding our impairment methodology, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Investments—U.S. Investment Operations—Fixed Maturities." in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

Gross unrealized losses may be realized or result in future impairments, resulting in a reduction in our net income.

        Fixed maturities that are classified as available-for-sale ("AFS") are reported on the consolidated statements of financial position at fair value. Unrealized gains or losses on AFS securities are recognized as a component of equity and are, therefore, excluded from net income. Our U.S. investment operations held gross unrealized losses on fixed maturities of $1.2 billion pre-tax as of June 30, 2012, and the component of gross unrealized losses for securities trading down 20% or more for over six months was approximately $0.9 billion pre-tax. The accumulated change in fair value of the AFS securities is recognized in net income when the gain or loss is realized upon the sale of the asset or in the event that the decline in fair value is determined to be other than temporary (referred to as an other-than-temporary impairment). Realized losses or impairments may have a material adverse impact on our net income in a particular quarterly or annual period.

Competition from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance may impair our ability to retain existing customers, attract new customers and maintain our profitability.

        We believe that our ability to compete is based on a number of factors including scale, service, product features, price, investment performance, commission structure, distribution capacity, financial strength ratings and name recognition. We compete with a large number of financial services companies such as banks, mutual funds, broker-dealers, insurers and asset managers, many of which have advantages over us in one or more of the above competitive factors.

        Each of our segments faces strong competition. The primary competitors for our Retirement and Investor Services and Principal Global Investors segments are asset managers, banks, broker-dealers and insurers. Our ability to increase and retain assets under management is directly related to the performance of our investments as measured against market averages and the performance of our competitors. Even when securities prices are generally rising, performance can be affected by investment styles. Also, there is a risk that we may not be able to attract and retain the top talent needed to compete in our industry.

        Competition for our Principal International segment comes primarily from local financial services firms and other international companies operating on a stand-alone basis or in partnership with local firms.

        Our U.S. Insurance Solutions segment competes with insurers.

        National banks, with their large existing customer bases, may increasingly compete with insurers as a result of court rulings allowing national banks to sell annuity products in some circumstances, and as a result of legislation removing restrictions on bank affiliations with insurers. Specifically, the Gramm-Leach-Bliley Act of 1999 permits mergers that combine commercial banks, insurers and securities firms under one holding company. These developments may increase competition, in particular for our asset management and accumulation businesses, by substantially increasing the number, size and financial strength of potential competitors who may be able to offer, due to economies of scale, more competitive pricing than we can.

        In response to current market conditions, the U.S. and foreign governments in the markets we serve have taken actions, including but not limited to, direct government control or investment in certain entities. We may find that these actions create, among other things, unforeseen competitive advantages for our competitors due to explicit or implied support from the government.

A downgrade in our financial strength or credit ratings may increase policy surrenders and withdrawals, reduce new sales and terminate relationships with distributors, impact existing liabilities and increase our cost of capital, any of which could adversely affect our profitability and financial condition.

        A.M. Best, Fitch, Moody's Investors Services and Standard & Poor's publish financial strength ratings on U.S. life insurance companies that are indicators of an insurance company's ability to meet contractholder and policyholder obligations. These rating agencies also assign credit ratings on non-life insurance entities, such as Principal and Principal Financial Services, Inc. Credit ratings are indicators of a debt issuer's ability to meet the terms of debt obligations in a timely manner, and are important factors in overall funding profile and ability to access external capital.

        Ratings are important factors in establishing the competitive position of insurance companies and maintaining public confidence in products being offered. A ratings downgrade, or the potential for such a downgrade, could, among other things:

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  materially increase the number of surrenders for all or a portion of the net cash values by the owners of policies, contracts and general account guaranteed investment contracts ("GICs") we have issued, and materially increase the number of withdrawals by policyholders of cash values from their policies;

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  result in the termination of our relationships with broker-dealers, banks, agents, wholesalers and other distributors of our products and services;

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  reduce new sales, particularly with respect to general account GICs and funding agreements purchased by pension plans and other institutions;

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  cause some of our existing liabilities to be subject to acceleration, additional collateral support, changes in terms, or creation of additional financial obligations and

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  increase our cost of capital and limit our access to the capital markets.

        Any of these consequences could adversely affect our profitability and financial condition.

Our efforts to reduce the impact of interest rate changes on our profitability and retained earnings may not be effective.

        We attempt to significantly reduce the impact of changes in interest rates on the profitability and retained earnings of our asset accumulation and insurance operations. We accomplish this reduction primarily by managing the duration of our assets relative to the duration of our liabilities. During a period of rising interest rates, policy surrenders, withdrawals and requests for policy loans may increase as customers seek to achieve higher returns. Despite our efforts to reduce the impact of rising interest rates, we may be required to sell assets to raise the cash necessary to respond to such surrenders, withdrawals and loans, thereby realizing capital losses on the assets sold. Because volatile interest rates and credit spreads often make it more difficult to sell certain fixed income securities, there is also a risk that we will find it difficult to raise the cash necessary to fund a very large amount of withdrawal activity. An increase in policy surrenders and withdrawals may also require us to accelerate amortization of deferred policy acquisition costs ("DPAC") relating to these contracts, which would further reduce our profitability.

        During periods of declining interest rates, borrowers may prepay or redeem mortgages and bonds that we own, which would force us to reinvest the proceeds at lower interest rates. For some of our products, such as GICs and funding agreements, we are unable to lower the rate we credit to customers in response to the lower return we will earn on our investments. In addition, it may be more difficult for us to maintain our desired spread between the investment income we earn and the interest we credit to our customers during periods of declining interest rates, thereby reducing our profitability. Interest rates are currently at historically low levels. If interest rates were to remain low over a sustained period of time, this would put additional pressure on our spreads, potentially resulting in unlocking of our DPAC asset and increases in reserves to a greater extent than we have historically experienced.

        For further discussion on interest rate risk management, see "Quantitative and Qualitative Disclosures About Market Risk—Interest Rate Risk" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

If we are unable to attract and retain sales representatives and develop new distribution sources, sales of our products and services may be reduced.

        We distribute our asset accumulation, asset management and life and specialty benefit insurance products and services through a variety of distribution channels, including our own internal sales representatives, independent brokers, banks, broker-dealers and other third-party marketing organizations. We must attract and retain sales representatives to sell our products. Strong competition exists among financial services companies for efficient sales representatives. We compete with other financial services companies for sales representatives primarily on the basis of our financial position, support services and compensation and product features. If we are unable to attract and retain sufficient sales representatives to sell our products, our ability to compete and revenues from new sales would suffer.

Our international businesses face political, legal, operational and other risks that could reduce our profitability in those businesses.

        Our international businesses are subject to comprehensive regulation and supervision from central and/or local governmental authorities in each country in which we operate. New interpretations of existing laws and regulations or the adoption of new laws and regulations may harm our international businesses and reduce our profitability in those businesses. For example, Mexican legislation requires that all employees contribute to a mandatory pension fund. When employees do not select a pension provider ("AFORE"), they are assigned to an AFORE by the Mexican regulator. Numerous AFOREs, including Principal AFORE, have been assigned such customers. The Mexican regulator re-assigns these customers based on various investment criteria. If, and to the extent, existing customers are reassigned, it would have a negative impact on our revenues and earnings.

        Our international businesses face political, legal, operational and other risks that we do not face in our operations in the U.S. We face the risk of discriminatory regulation, nationalization or expropriation of assets, price controls and exchange controls or other restrictions that prevent us from transferring funds from these operations out of the countries in which they operate or converting local currencies we hold into U.S. dollars or other currencies. Some of our international businesses are, and are likely to continue to be, in emerging or potentially volatile markets. In addition, we rely on local staff, including local sales forces, in these countries where there is a risk that we may encounter labor problems with local staff, especially in countries where workers' associations and trade unions are strong. If our business model, including in some cases a joint venture model, is not successful in a particular country, we may lose all or most of our investment in that country.

We may face losses if our actual experience differs significantly from our pricing and reserving assumptions.

        Our profitability depends significantly upon the extent to which our actual experience is consistent with the assumptions used in setting prices for our products and establishing liabilities for future insurance and annuity policy benefits and claims. The premiums that we charge and the liabilities that we hold for future policy benefits are based on assumptions reflecting a number of factors, including the amount of premiums that we will receive in the future, rate of return on assets we purchase with premiums received, expected claims, mortality, morbidity, expenses and persistency, which is the measurement of the percentage of insurance policies remaining in force from year to year. However, due to the nature of the underlying risks and the high degree of uncertainty associated with the determination of the liabilities for unpaid policy benefits and claims, we cannot determine precisely the amounts we will ultimately pay to settle these liabilities. As a result, we may experience volatility in the level of our profitability and our reserves from period-to-period, particularly for our health and disability insurance products. To the extent that actual experience is less favorable than our underlying assumptions, we could be required to increase our liabilities, which may harm our financial strength and reduce our profitability.

        For example, if mortality rates are higher than our pricing assumptions, we will be required to make greater claims payments on our life insurance policies than we had projected. However, this risk may be partially offset by our payout annuity business, where an increase in mortality rates will result in a decrease in benefit payments, and our use of third party reinsurance. Our results of operations may also be adversely impacted by an increase in morbidity rates.

        Our results of operations may also be adversely impacted if our actual investment earnings differ from our pricing and reserve assumptions. Changes in economic conditions may lead to changes in market interest rates or changes in our investment strategies, either of which could cause our actual investment earnings to differ from our pricing and reserve assumptions.

        For additional information on our insurance reserves, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Insurance Reserves" in our Annual Report on Form 10-K for the year ended December 31, 2011.

Our ability to pay stockholder dividends and meet our obligations may be constrained by the limitations on dividends Iowa insurance laws impose on Principal Life.

        We are an insurance holding company whose assets include all of the outstanding shares of the common stock of Principal Life and other subsidiaries. Our ability to pay dividends to our stockholders and meet our obligations, including paying operating expenses and any debt service, depends upon the receipt of dividends from Principal Life. Iowa insurance laws impose limitations on the ability of Principal Life to pay dividends to us. Any inability of Principal Life to pay dividends to us in the future may cause us to be unable to pay dividends to our stockholders and meet our other obligations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 for a discussion of regulatory restrictions on Principal Life's ability to pay us dividends.

The pattern of amortizing our DPAC and other actuarial balances on our universal life-type insurance contracts, participating life insurance policies and certain investment contracts may change, impacting both the level of the asset and the timing of our net income.

        Amortization of the DPAC asset depends on the actual and expected profits generated by the lines of business that incurred the expenses. Expected profits are dependent on assumptions regarding a number of factors including investment returns, benefit payments, expenses, mortality and policy lapse. Due to the uncertainty associated with establishing these assumptions, we cannot, with precision, determine the exact pattern of profit emergence. As a result, amortization of DPAC will vary from period-to-period. To the extent that actual experience emerges less favorably than expected, or our expectation for future profits decreases, the DPAC asset may be reduced, reducing our profitability in the current period.

        For additional information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Deferred Policy Acquisition Costs and Other Actuarial Balances" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

We may need to fund deficiencies in our Closed Block assets.

        In connection with its conversion in 1998 into a stock life insurance company, Principal Life established an accounting mechanism, known as a "Closed Block" for the benefit of participating ordinary life insurance policies that had a dividend scale in force on July 1, 1998. Dividend scales are the actuarial formulas used by life insurance companies to determine amounts payable as dividends on participating policies based on experience factors relating to, among other things, investment results, mortality, lapse rates, expenses, premium taxes and policy loan interest and utilization rates. The Closed Block was designed to provide reasonable assurance to policyholders included in the Closed Block that, after the conversion, assets would be available to maintain the aggregate dividend scales in effect for 1997 if the experience underlying such scales were to continue.

        We allocated assets to the Closed Block as of July 1, 1998, in an amount such that we expected their cash flows, together with anticipated revenues from the policies in the Closed Block, to be sufficient to support the Closed Block business, including payment of claims, certain direct expenses, charges and taxes and to provide for the continuation of aggregate dividend scales in accordance with the 1997 policy dividend scales if the experience underlying such scales continued, and to allow for appropriate adjustments in such scales if the experience changed. We bear the costs of administrative expenses associated with Closed Block policies and, accordingly, these costs were not funded as part of the assets allocated to the Closed Block. Any increase in such costs in the future will be borne by us. As of June 30, 2012, Closed Block assets and liabilities were $4,460.0 million and $5,149.7 million, respectively.

        We will continue to pay guaranteed benefits under the policies included in the Closed Block, in accordance with their terms. The Closed Block assets, cash flows generated by the Closed Block assets and anticipated revenues from policies included in the Closed Block may not be sufficient to provide for the benefits guaranteed under these policies. If they are not sufficient, we must fund the shortfall. Even if they are sufficient, we may choose for business reasons to support dividend payments on policies in the Closed Block with our general account funds.

        The Closed Block assets, cash flows generated by the Closed Block assets and anticipated revenues from policies in the Closed Block will benefit only the holders of those policies. In addition, to the extent that these amounts are greater than the amounts estimated at the time we funded the Closed Block, dividends payable in respect of the policies included in the Closed Block may be greater than they would have been in the absence of a Closed Block. Any excess net income will be available for distribution over time to Closed Block policyholders but will not be available to our stockholders.

A pandemic, terrorist attack or other catastrophic event could adversely affect our net income.

        Our mortality and morbidity experience could be adversely impacted by a catastrophic event. In addition, a severe catastrophic event may cause significant volatility in global financial markets, disruptions to commerce and reduced economic activity. The resulting macroeconomic conditions could adversely affect our cash flows, as well as the value and liquidity of our invested assets. We may also experience operational disruptions if our employees are unable or unwilling to come to work due to a pandemic or other catastrophe. We have developed extensive contingency plans to minimize the risk of operational disruptions. In addition, our use of reinsurance reduces our exposure to adverse mortality experience. Despite these measures, we may still be exposed to losses in the event of a pandemic, terrorist attack or other catastrophe.

Our reinsurers could default on their obligations or increase their rates, which could adversely impact our net income and profitability.

        We cede life and health insurance to other insurance companies through reinsurance. See "Financial Statements and Supplementary Data, Notes to Consolidated Financial Statements, Note 1, Nature of Operations and Significant Accounting Policies" in our Annual Report on Form 10-K for the year ended December 31, 2011. However, we remain liable to the policyholder, even if the reinsurer defaults on its obligations with respect to the ceded business. If a reinsurer fails to meet its obligations, we will be forced to cover the claims on the reinsured policies. In addition, a reinsurer insolvency may cause us to lose our reserve credits on the ceded business, in which case we would be required to establish additional reserves.

        The premium rates that we charge are based, in part, on the assumption that reinsurance will be available at a certain cost. Some of our reinsurance contracts contain provisions which limit the reinsurer's ability to increase rates on in-force business; however, some do not. If a reinsurer raises the rates that it charges on a block of in-force business, our profitability may be negatively impacted if we are not able to pass the increased costs on to the customer. If reinsurers raise the rates that they charge on new business, we may be forced to raise the premiums that we charge, which could have a negative impact on our competitive position.

        To mitigate the risks associated with the use of reinsurance, we carefully select our reinsurers, and we monitor their ratings and financial condition on a regular basis. We also spread our business among several reinsurers, in order to diversify our risk exposure.

We face risks arising from acquisitions of businesses.

        We have engaged in acquisitions of businesses in the past, and expect to continue to do so in the future. We face a number of risks arising from acquisition transactions, including difficulties in integrating the acquired business into our operations, difficulties in assimilating and retaining employees and intermediaries, difficulties in retaining the existing customers of the acquired entity, unforeseen liabilities that arise in connection with the acquired business and unfavorable market conditions that could negatively impact our growth expectations for the acquired business. These risks may prevent us from realizing the expected benefits from acquisitions and could result in the impairment of goodwill and/or intangible assets recognized at the time of acquisition.

        For additional information on our goodwill and other intangible assets, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Goodwill and Other Intangible Assets" in our Annual Report on Form 10-K for the year ended December 31, 2011.

Changes in laws, regulations or accounting standards may reduce our profitability.

  Changes in regulations may reduce our profitability.

        Our insurance business is subject to comprehensive state regulation and supervision throughout the U.S. and in the international markets in which we operate. We are also impacted by federal legislation and administrative policies in areas such as employee benefit plan regulation, financial services regulations and federal taxation. The primary purpose of state regulation of the insurance business is to protect policyholders, not stockholders. The laws of the various states establish insurance departments with broad powers to regulate such matters as:

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  licensing companies to transact business,

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  licensing agents,

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  admitting statutory assets,

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  mandating a number of insurance benefits,

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  regulating premium rates,

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  approving policy forms,

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  regulating unfair trade and claims practices,

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  establishing statutory reserve requirements and solvency standards,

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  fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values,

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  restricting various transactions between affiliates and

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  regulating the types, amounts and valuation of investments.

        State insurance regulators, federal regulators and the National Association of Insurance Commissioners ("NAIC") continually reexamine existing laws and regulations, and may impose changes in the future.

        State insurance guaranty associations have the right to assess insurance companies doing business in their state for funds to help pay the obligations of insolvent insurance companies to policyholders and claimants. Because the amount and timing of an assessment is beyond our control, the liabilities we have established for these potential assessments may not be adequate.

        Federal legislation and administrative policies in areas such as employee benefit plan regulation, financial services regulation and federal taxation can reduce our profitability. For example, the U.S. Congress has, from time to time, considered legislation relating to changes in the Employee Retirement Income Security Act of 1974 to permit application of state law remedies, such as consequential and punitive damages, in lawsuits for wrongful denial of benefits, which, if adopted, could increase our liability for damages in future litigation. Additionally, new interpretations of existing laws and the passage of new legislation may harm our ability to sell new policies and increase our claims exposure on policies we issued previously. In addition, reductions in contribution levels to defined contribution plans may decrease our profitability.

  Changes in tax laws could increase our tax costs and reduce sales of our insurance, annuity and investment products.

        Current federal income tax laws generally permit the tax-deferred accumulation of earnings on the premiums paid by the holders of annuities and life insurance products. Taxes, if any, are payable on income attributable to a distribution under the contract for the year in which the distribution is made. The U.S. Congress has, from time to time, considered legislation that would reduce or eliminate the benefit of such deferral of taxation on the accretion of value within life insurance and nonqualified annuity contracts. Enactment of this legislation, including a simplified "flat tax" income structure with an exemption from taxation for investment income, could result in fewer sales of our insurance, annuity and investment products.

        In addition, we benefit from certain tax items, including but not limited to, tax-exempt bond interest, dividends-received deductions, tax credits (such as foreign tax credits) and insurance reserve deductions. From time to time, the U.S. Congress, as well as foreign, state and local governments, considers legislation that could reduce or eliminate the benefits associated with these tax items. If such legislation is adopted, our profitability could be negatively impacted. We continue to evaluate the impact that potential tax reform, which lacks sufficient detail and is relatively uncertain, may have on our future results of operations and financial condition.

  Repeal or modification of the federal estate tax could reduce our revenues.

        The U.S. Congress has, from time to time, considered legislation modifying the federal estate tax regime, including the Tax Reform Act of 2010, which became law on December 17, 2010. Among its many provisions were modifications to the estate tax for 2010, 2011 and 2012. These changes, while generally beneficial to taxpayers, are temporary in nature.

        If these favorable estate tax modifications continue beyond 2012, or if the federal estate tax is repealed, there could be some level of contraction in the estate planning market. It is possible that some segment of this existing business would be terminated or sold to investor groups. On the other hand, a portion of this coverage would likely be retained to pay other expenses associated with death such as state estate/inheritance taxes, capital gains taxes, or income taxes. We currently have approximately $36.4 billion of estate tax-related life insurance from nearly 21,700 policies in force as of June 30, 2012. This block of policies accounts for approximately $303.4 million of annual recurring life insurance premium and also represents just over $2.0 billion of policy cash value.

        Based on an average of the last three years of estimated new sales of estate-tax related products, we have issued approximately 1,700 policies annually, representing $34.5 million of annual premium and nearly $4.9 billion of life insurance coverage.

  Changes in federal, state and foreign securities laws may reduce our profitability.

        Our asset management and accumulation and life insurance businesses are subject to various levels of regulation under federal, state and foreign securities laws. These laws and regulations are primarily intended to protect investors in the securities markets or investment advisory or brokerage clients and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the conduct of business for failure to comply with such laws and regulations. The downturn in the financial markets and resulting market-wide losses have caused legislative and regulatory bodies to consider various changes to existing securities laws and the legal framework governing the financial industry. Changes to these laws or regulations that restrict the conduct of our business could significantly increase our compliance costs and reduce our profitability.

  Financial services regulatory reform may reduce our profitability, impact how we do business or limit our ability to engage in certain capital expenditures.

        On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") was enacted and signed into law. The Dodd-Frank Act makes extensive changes to the laws regulating financial services firms and requires various federal agencies to adopt a broad range of new implementation rules and regulations. The federal agencies were given significant discretion in drafting the implementation rules and regulations, and consequently, many of the details and much of the impact of the Dodd-Frank Act will not be known for many months or years. In addition, the legislation mandates multiple studies and reports for Congress, which could result in additional legislative or regulatory action.

        In July 2011, we became subject to oversight from the Federal Reserve including various capital and liquidity requirements due to our wholly-owned savings & loan subsidiary. It is possible that we could be labeled as "Systemically Important" by the Financial Stability Oversight Council which brings with it even more oversight and prudential standards from the Federal Reserve. While the initial regulations indicate that we will not fall within the definition of a "Major Swap Participant" ("MSP"), it is possible that change in the final rules could alter this interpretation. Designation as an MSP will result in more oversight of derivative transactions under the separate jurisdictions of the SEC and the Commodities Futures Trading Commission. This includes swaps traded through either regulated exchanges or approved clearinghouses, and require additional collateral to support derivatives transactions.

        In addition, we are subject to minimum capital requirements as a result of this regulatory oversight and those requirements may change based on future legislation and the adoption of Basel III capital requirements by the U.S. These minimum capital requirements and the qualitative oversight of the Federal Reserve may limit our ability to pay stockholder dividends, conduct a merger or acquisition, or engage in other activities, including share repurchases.

        The changes resulting from the Dodd-Frank Act and the yet to be finalized implementation rules and regulations may lower the profitability of our business activities, require changes to certain of our business practices or otherwise adversely affect our business.

  Changes in accounting standards may negatively impact our reported profitability and financial ratios.

        Accounting standards are subject to change and can negatively impact our reported profitability. See "Financial Statements and Supplementary Data, Notes to Consolidated Financial Statements, Note 1, Nature of Operations and Significant Accounting Policies" in our Annual Report on Form 10-K for the year ended December 31, 2011 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. In addition to recently issued accounting guidance, the U.S. and international standard setters have a full agenda of topics they plan to review, any of which have the potential to negatively impact our reported profitability and financial ratios. The results for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period.

We may be unable to mitigate the impact of Regulation XXX and Actuarial Guideline 38, potentially resulting in a negative impact to our capital position and/or a reduction in sales of term and universal life insurance products.

        The NAIC Model Regulation entitled "Valuation of Life Insurance Policies," commonly known as "Regulation XXX", establishes statutory reserve requirements for term life insurance policies and universal life insurance policies with secondary guarantees. Actuarial Guideline 38 ("AG38") clarifies the application of Regulation XXX with respect to certain universal life insurance products with secondary guarantees.

        The NAIC has established a working group to recommend revisions to AG38 in an effort to create more clarity around reserving practices for certain policies that fall under the purview of AG38. It is possible that the NAIC will vote to revise AG38 sometime in 2012, which may have implications for policies that have already been sold as well as for policies we may sell in the future. As a result, it is possible that we will be required to increase our statutory reserves for certain products.

        In addition, we have implemented reinsurance and capital management actions to mitigate the capital impact of Regulation XXX and AG38 on our term and universal life insurance business. We cannot provide assurance that we will be able to continue to implement these actions for any additional statutory reserves that may result from the possible revisions to AG38 or from future sales of term and universal life insurance business. If we are unable to mitigate the impact of Regulation XXX and AG38 on these products, additional capital will be required to support those products, and we may be required to increase prices and/or reduce sales of our term and universal life insurance products. In addition, our inability to mitigate increases of reserves resulting from revisions to AG38 could reduce our statutory surplus and affect our ability to retain our financial strength ratings at the current levels. Even if we are able to continue utilizing these mitigating actions of reinsurance and related activity, our results could be negatively impacted due to costs related to additional amounts of reinsurance needed.

A computer system failure or security breach could disrupt our business, damage our reputation and adversely impact our profitability.

        We rely on computer systems to conduct business, including customer service, marketing and sales activities, customer relationship management and producing financial statements. While we have policies, procedures, automation and backup plans designed to prevent or limit the effect of failure, our computer systems may be vulnerable to disruptions or breaches as the result of natural disasters, man-made disasters, criminal activity, pandemics, or other events beyond our control. The failure of our computer systems for any reason could disrupt our operations, result in the loss of customer business and adversely impact our profitability.

        We retain confidential information on our computer systems, including customer information and proprietary business information. Any compromise of the security of our computer systems that results in the disclosure of personally identifiable customer information could damage our reputation, expose us to litigation, increase regulatory scrutiny and require us to incur significant technical, legal and other expenses.

Results of litigation and regulatory investigations may affect our financial strength or reduce our profitability.

        We are regularly involved in litigation, both as a defendant and as a plaintiff, but primarily as a defendant. Litigation naming us as a defendant ordinarily arises out of our business operations as a provider of asset management and accumulation products and services, life, health and disability insurance, and our investment activities.

        For example, as a result of derivative transactions entered into with affiliates of Lehman Brothers Holdings Inc. ("Lehman"), we are among the counterparties to various derivative transactions that have been named parties to litigation in the Lehman bankruptcy proceedings. Approximately $440 million was paid to us as the counterparty in six derivative transactions with Lehman. The Lehman bankruptcy estate is attempting to recover an unspecified amount, but possibly up to the amount paid to us, plus interest. While we believe the risk of loss in this matter is remote, the outcome of any pending or future litigation (or appeal thereof) cannot be predicted. Management does not believe that this matter will have a material adverse effect on our business or financial position.

        We are, from time to time, also involved in various governmental, regulatory and administrative proceedings and inquiries. We have received regulatory inquiries from certain state insurance regulators and other officials relating to compliance with unclaimed property laws and the use of data available on the U.S. Social Security Administration's Death Master File (or a similar database) to identify instances where benefits under life insurance policies, annuities and retained asset accounts are payable. It is possible that other jurisdictions may pursue similar inquiries and that such inquiries may result in payments to beneficiaries, escheatment of funds deemed abandoned under state laws and changes to procedures for the identification and escheatment of abandoned property.

        These factors may affect our financial strength or reduce our profitability. For further discussion on litigation and regulatory investigation risk, see "Legal Proceedings" and "Financial Statements, Notes to Consolidated Financial Statements, Note 7, Contingencies, Guarantees and Indemnifications" under the caption, "Litigation and Regulatory Contingencies," and "Financial Statements, Notes to Consolidated Financial Statements, Note 5, Income Taxes," in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

From time to time we may become subject to tax audits, tax litigation or similar proceedings, and as a result we may owe additional taxes, interest and penalties in amounts that may be material.

        We are subject to income taxes in the United States as well as many other jurisdictions. In determining our provisions for income taxes and our accounting for tax-related matters in general, we are required to exercise judgment. We regularly make estimates where the ultimate tax determination is uncertain. The final determination of any tax audit, appeal of the decision of a taxing authority, tax litigation or similar proceedings may be materially different from that reflected in our historical financial statements. The assessment of additional taxes, interest and penalties could be materially adverse to our current and future results of operations and financial condition.

Fluctuations in foreign currency exchange rates could reduce our profitability.

        Principal International generally writes policies denominated in various local currencies and invests the premiums and deposits in local currencies. Although investing in local currencies limits the effect of currency exchange rate fluctuation on local operating results, fluctuations in such rates affect the translation of these results into our consolidated financial statements. For further discussion on foreign currency exchange risk, see "Quantitative and Qualitative Disclosures About Market Risk—Foreign Currency Risk" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

Our financial results may be adversely impacted by global climate changes.

        Atmospheric concentrations of carbon dioxide and other greenhouse gases have increased dramatically since the industrial revolution, resulting in a gradual increase in global average temperatures and an increase in the frequency and severity of natural disasters. These trends are expected to continue in the future and have the potential to impact nearly all sectors of the economy to varying degrees. Our initial research indicates that climate change does not pose an imminent or significant threat to our operations or business, but we will continue to monitor new developments in the future.

        Potential impacts may include the following:

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  Changes in temperatures and air quality may adversely impact our mortality and morbidity rates. For example, increases in the level of pollution and airborne allergens may cause an increase in upper respiratory and cardiovascular diseases, leading to increased claims in our insurance businesses. However, the risk of increased mortality on our life insurance business may be partly offset by our payout annuity business, where an increase in mortality results in a decrease in benefit payments.

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  Climate change may impact asset prices, as well as general economic conditions. For example, rising sea levels may lead to decreases in real estate values in coastal areas. Additionally, government policies to slow climate change (e.g., setting limits on carbon emissions) may have an adverse impact on sectors such as utilities, transportation and manufacturing. Changes in asset prices may impact the value of our fixed income, real estate and commercial mortgage investments. We manage our investment risks by maintaining a well-diversified portfolio, both geographically and by sector. We also monitor our investments on an ongoing basis, allowing us to adjust our exposure to sectors and/or geographical areas that face severe risks due to climate change.

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  A natural disaster that affects one of our office locations could disrupt our operations and pose a threat to the safety of our employees. However, we have extensive Business Continuity and Disaster Recovery planning programs in place to help mitigate this risk.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Principal Financial Group, Inc.
By:	/s/ TERRANCE J. LILLIS
	Name:	Terrance J. Lillis
	Title:	Senior Vice President and Chief Financial Officer

Date: September 5, 2012

QuickLinks

  Item 8.01. Other Events.
RISK FACTORS
Risks Related to Our Business
SIGNATURES